Exhibit 99.1

Clearday To Provide Robotic Services To Skilled Nursing Facilities

San Antonio, Texas, November 14, 2022. Clearday (OTCQX: CLRD) is pleased to announce that Chandler Hall Health Services intends to use Clearday groundbreaking “companion robotics” inside the Chandler Hall’s Healthcare system. The companion robots include Clearday at Home, Clearday’s proprietary digital care system that help Americans challenged by geriatric issues and their care givers. Chandler Hall provides independent living, personal care, memory care, skilled care, hospice at home and community-based hospice services in Newton, Pennsylvania on a 13-acre campus that accommodates more than 170 long-term residents, and also hospice residents.

John Whitman, CEO of Chandler Hall, noted that “the engagement of companion robotics will be critical as the acute and non-acute healthcare providers face worker shortages now and in the years to come.”

“Clearday’s companion robotic services offer care providers, both large and small, the ability to elevate their care with very attractive economics. We are excited to see our investment over the prior year’s bring additional revenue sources and opportunities to us as we continue to innovate care for older American and support their caregivers” said James Walesa, CEO, Founder of Clearday. Mr. Walesa added “we expect to continue our Clearday Labs to develop additional products and services that may add multiple new revenue sources.

Clearday, through a joint venture, has made a significant commitment to bring to market its unique companion robots. The robots can serve assisted living communities, skilled care communities, independent living centers and others through many applications or care cases that have been used at Clearday’s residential facilities that elevate care and enhance engagement to provide a better and more efficient level of service to residents.

Clearday previously announced its in-home robotic applications to expand innovative care services to the in-home geriatric market and expects to develop sales opportunities in this market with home care companies and others. Jim Walesa noted “we are all very proud to see the extensive work that has successfully brought robotic services to our residential care communities be adopted and made available to help all older Americans at home to fulfil our mission to let older Americans age in the right place.”

About Clearday™

Clearday™ is an innovative non-acute longevity healthcare services company with a modern, hopeful vision for making high-quality care options more accessible, affordable, and empowering for older Americans and those who love and care for them. Clearday has a decade-long experience in non-acute care through its subsidiary Memory Care America, which operates highly rated residential memory care communities in four U.S. states. Clearday at Home – its digital service – brings Clearday to the intersection of telehealth, Software-as-a-Service (SaaS), and subscription-based content.

Learn more about Clearday at www.myclearday.com.

About Chandler Hall

Chandler Hall’s mission is to support individuals in all aspects of living: Physical, emotion, cognitive and social. Residents and participants at Chandler Hall are empowered to make choices whenever they are able. Following from the Quaker principle of seeking the Light in everyone, we view aging as a natural developmental process and offer individuals support to live creatively and meaningfully. Our affiliation with the Chandler Hall Corporation furthers our ability to offer innovative, state-of-the-art services to improve the lives of older adults and their families in our community.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are not guarantees of future performance. Actual results may differ materially from those indicated by forward-looking statements as a result of various factors, risks and uncertainties. These forward-looking statements should not be relied upon as representing Clearday’s views as of any date subsequent to the date hereof. This release includes information from third sources from published reports providing such information and we have assumed the accuracy of such reports without independent investigation or inquiry. This communication is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to purchase any securities of the Company.

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